UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K


        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                            AND EXCHANGE ACT OF 1934


                         Commission File Number 0-16852

                          Date of Report: April 9, 1999



                               KOMAG, INCORPORATED
                                  (Registrant)









                      Incorporated in the State of Delaware
                I.R.S. Employer Identification Number 94-2914864
               1704 Automation Parkway, San Jose, California 95131
                            Telephone: (408) 576-2000

ITEM 5:  OTHER EVENTS

The Company issued the following press release on April 9, 1999:

                  KOMAG AND WESTERN DIGITAL COMPLETE STRATEGIC
                                   TRANSACTION
                          FOR DISK MEDIA MANUFACTURING


FOR IMMEDIATE RELEASE

San Jose, California (April 9,1999): Komag, Incorporated (Nasdaq: KMAG), the world's largest independent supplier of thin-film media for computer hard disk drives, today announced that the company has completed the acquisition of Western Digital Corporation's (NYSE: WDC) disk media operations. The company and Western Digital also signed a volume purchase agreement under which Komag will supply a substantial portion of Western Digital's media needs over the next three years. The parties previously disclosed the signing of a letter of intent regarding this transaction in a joint press release on February17, 1999. The company also provided an update on negotiations with its bank lenders.

Acquisition Summary:

Komag purchased the assets of Western Digital's media operations through the issuance of approximately 10.8 million shares of Komag common stock, a note in the principal amount of $30.1 million, and cash consideration of $1.6 million. The shares issued in the transaction, which represent 16.7% of Komag's outstanding shares on a post-issuance basis, are unregistered and subject to trading restrictions. Western Digital may resell these shares in specified increments over a three and one-half year period under registration rights granted by the company or under SEC rules after expiration of the required holding periods. Principal and interest accrued on the note are due in three years and the note is subordinated to the company's senior credit facilities. In the event that Western Digital realizes a return on its Komag equity holdings in excess of a targeted amount within three years, the excess amount will reduce the balance due under the note. Komag also assumed certain liabilities, mainly equipment and building leases, as part of the transaction.

"The transaction with Western Digital is of strategic importance to our company and reflects the type of partnership which we expect will become more commonplace in our technically demanding and cost competitive industry. Given the continuing excess supply of disk media, the volume purchase agreement secures significant unit volumes for Komag over the next three years. In our industry, suppliers must lower production costs relentlessly to maintain profitability in light of aggressive industry pricing and must advance technology rapidly to support the industry's shorter product cycles. The higher unit volumes anticipated under our partnership with Western Digital will allow us to spread fixed manufacturing costs over more units, thus lowering our unit production costs. The larger revenue base will support our significant on-going commitment to research and development and reduce operating expenses as a percentage of revenue," said Stephen C. Johnson, president and chief executive officer of Komag, Incorporated.

Market conditions and overlapping functional organizations prompted reductions in the staffing levels at both media operations. As part of the consolidation effort Komag extended job offers to approximately 50% of Western Digital's disk media work force. Concurrently, Komag reduced the work force at its existing U.S. operation by approximately 8%. Production will be slowed in the consolidated organization by idling certain production lines during a two-week period in April. During this time the company will focus on employee training and operational integration activities.

"The demand for disk drives has recently softened due to a slower-than-expected growth rate for personal computers. The ability of disk media manufacturers to accommodate more storage density on a given disk has further slowed the consumption rate for magnetic disk media. Due to demand expectations for our second quarter of 1999, we have taken a series of actions to properly balance inventory levels and minimize operating costs in the combined operations," said Johnson.

Bank Negotiations:

The company and the Agents for the Bank Groups have recently been negotiating covenant levels that incorporate the combined media operations of Western Digital and Komag. The credit committee of each bank lender must now decide whether to approve the proposed covenant levels and other terms and conditions of the loan restructure agreement. If approved, the loan restructure agreement would be subject to final documentation and execution. The execution of the loan restructure agreement would cure the company's continuing default under its existing credit facilities.

Forward-Looking Statements:

The above information contains predictions, estimates and other forward-looking statements that involve a number of risks and uncertainties. While this outlook represents Komag's current judgment on the future direction of the business, actual results may differ materially from any future performance suggested above. In particular, the additional unit volumes attributable to the volume purchase agreement with Western Digital could fall below expected levels. Additionally, the positive long-term benefits anticipated from the consolidation of the media operations of Western Digital and Komag may not be realized. Furthermore, costs for near-term consolidation actions could exceed the company's current expectations, thus adversely affecting the company's operating results and cash flow. Moreover, there can be no assurance that the company and its lenders will reach agreement on an amended credit facility. Other risk factors that may affect the company's financial performance are listed in the company's various SEC filings, including its Form 10-K for the year ended January 3, 1999 which was filed on

April 2, 1999. The company undertakes no obligation to publicly release any revisions to these forward-looking statements.

About Komag:

Founded in 1983, Komag, Incorporated has produced over 380 million thin-film disks, the primary storage medium for digital data used in computer disk drives. The company is well-positioned as the broad-based strategic supplier of choice for the industry's leading disk drive manufacturers. Through its highly automated factories in the United States, Japan and Southeast Asia, Komag provides high quality, leading-edge disk products at a low overall cost of ownership. These attributes enable Komag to partner with customers in the execution of their time-to-market design and time-to-volume manufacturing strategies.

For  more  information  about  Komag,   visit  Komag's  Internet  home  page  at
http://www.komag.com or call Komag's Investor Relations 24-hour Hot Line at 888-66-KOMAG or 408-576-2901.

Contact:          KOMAG, INCORPORATED, San Jose, CA
                  William L. Potts, Jr.
                  (408) 576-2000 or (408) 576-2053
                  ir_web@komag.com for E-mail communications

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on April 16, 1999.




                               KOMAG, INCORPORATED
                                  (Registrant)









 DATE:  April 16, 1999                      BY:  /s/ William L. Potts, Jr.
        --------------                           -------------------------
                                                 William L. Potts, Jr.
                                                 Senior Vice President
                                                 and Chief Financial
                                                 Officer